6/30/05





NORTHEAST INVESTORS TRUST

DECLARATION OF TRUST

Dated March 1, 1950




As Amended

December 9, 1953

December 10, 1958

January 23, 1964

June 30, 1969

December 31, 1973

December 8, 1976

February 15, 1979

December 14, 1983

December 11, 1985

February 9, 1987

June 27, 2005




NORTHEAST INVESTORS TRUST
DECLARATION OF TRUST
THIS AGREEMENT and DECLARATION OF TRUST made at Boston,
Massachusetts, this First day of March, 1950, by HOLLIS P. NICHOLS
RICHARD W. BURGEVIN
DEXTER NEWTON
(hereinafter with their successors referred to as "the Trustees") and the holders of shares of beneficial interest to be issued hereunder as hereinafter provided,
WITNESSETH that
WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees in accordance with the provisions hereinafter set forth,
NOW, THEREFORE, the said Trustees hereby declare that they will hold all cash, securities and other property which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of certificates representing shares in this Trust as hereinafter set forth.
ARTICLE I
NAME AND DEFINITIONS
Name
Section 1.  This Trust shall be known as "Northeast Investors
Trust" and the Trustees shall conduct the business of the Trust under such name.

Definition of "Beneficiary"
Section 2. The term "beneficiaries" wherever it appears in this Declaration of Trust shall mean the holders of certificates representing the shares of beneficial interest issued by the Trustees as hereinafter provided. Every such beneficiary by the acceptance of a certificate representing one or more of such shares shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto, A beneficiary of record appearing upon the books of the Trustees shall be deemed by the Trustees for all purposes to be the owner of the shares standing in his name.

Definition of "Trust Property"
Section 3. The term "Trust Property" wherever the same appears herein shall mean all of the Trust Property held by the Trustees as trustees hereunder.

Marginal Notes
Section 4. The Article headings and marginal notes inserted in this Declaration are for convenience of reference and are not to be taken to control or affect the meaning, construction, or effect thereof.


ARTICLE II

PURPOSE OF TRUST
Purpose of Trust
The purpose of the Trust is to provide investors with a managed, diversified investment program, the primary objective of which shall be the production of income. Capital appreciation shall also be an objective of the Trust, but its achievement must be compatible with the primary objective.


ARTICLE III
ISSUANCE OF SHARES
Par Value Shares
Section 1. The beneficial ownership of the of Property shall be divided into an unlimited number of transferable shares of One Dollar ($1) par value each. Such shares shall be represented by certificates in such form as the Trustees may from time to time determine, transferable by the holders thereof in person or by attorney upon the books of the Trustees upon surrender of such certificate properly endorsed for transfer. The Trustees may authorize the certificates to bear the facsimile signatures of any one or more of the Trustees provided such certificates are signed by an authorized officer of a duly appointed transfer agent or registrar of the Trust. The Trustees shall have full power and authority as to the issue and transfer of certificates in place of any certificates lost or destroyed.

Such shares may be issued in such fractions as the Trustees shall determine from time to time, such fractional shares to have pro rata the same rights and privileges, including voting power, rights to dividends and other pro rata rights as full shares, and wherever the term 'share' or 'shares' is used herein it shall be deemed for all purposes to include such fractional shares to the extent of such fractions as full shares. The Trust at any time at the discretion of the Trustees may purchase, and the record holders shall be obligated to sell, all of such fractional shares at the liquidating value thereof in effect at the time of such purchase and the amount of such liquidating value shall be distributed to such record holders whereupon all such fractional shares shall become void and such holders of fractional shares shall have no rights in respect thereof. In lieu of issuing certificates for full or fractional shares, the Trustees may either issue receipts therefor in such form as they may determine or may keep accounts upon their books for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.
The record holders of the full or fractional shares of the Trust shall be entitled to obtain certificates therefor at any time upon request to the Trustees, but the Trust at the discretion of the Trustees may purchase, and such record holder shall be obligated to sell, any fractional shares of such holder at the liquidating value thereof in effect at the time of such request.

Amount Received by Trust
Section 2. The shares of ownership in the Trust Property may be issued by the Trustees at not less than the par value thereof to such person or persons and at such price or prices for cash and/or such other property as they may from time to time determine. Upon the issue of shares in exchange for property whether acquired by merger or otherwise, the value of such property shall be appraised by the Trustees in such manner as shall be deemed by them to reflect its fair value, and the value thereof when so determined in good faith shall be conclusive. In no event shall any issue or sale, subsequent to the issue and sale of the first 10,400 shares, be at a rate which will yield to the Trust a sum or value less than the fair net asset value per share of the then outstanding shares of the Trust as determined by the Trustees as hereinafter provided. Provided, anything herein to the contrary notwithstanding, that the Trustees may also issue shares pro rata to the beneficiaries at any time as a stock dividend and may issue to the beneficiaries from time to time rights to subscribe pro rata to new shares in the Trust at any price fixed by the Trustees.

Paid-In Surplus
Section 3. Any excess received by the Trustees upon the issue and sale of the shares of the Trust over the par value thereof may be carried upon the books of the Trustees as paid-in surplus. The shares may at any time and from time to time in the discretion of the Trustees be changed to shares either of no par value or of such other par value as the Trustees may determine, and the difference between such other par value, or the difference between the stated value of the shares if they are changed to shares of no par value, and the then book value of the shares, exclusive of earned surplus, may be carried as paid-in or capital surplus.

Status of Shares
Section 4. Shares herein shall be deemed to be personal property giving only the rights in this instrument and in the certificates specifically set forth. The death of a beneficiary during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased beneficiary to an accounting or to take any action in court or elsewhere against the Trustees, but only to the rights of said decedent under this Trust upon the surrender of the certificate or certificates for the shares owned by him. Ownership of shares shall not entitle the beneficiary to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of shares constitute the holders thereof partners.

Limitation of Personal Liability
Section 5. The Trustees shall have no power to bind the beneficiaries personally or to call upon them for the payment of any sum of money or assessment whatsoever other than such as said beneficiaries may at any time personally agree to pay by way of subscription to any shares or otherwise.

ARTICLE IV

RIGHTS AND PRIVILEGES OF BENEFICIARIES
Section 1. The beneficiaries shall have the right to vote regarding the following matters:
(a)  The election of Trustees as provided in Article V, Section 1;
(b) The authorization of any proposed sale of the Trust Property as a whole as provided in Article VI, Section 1; and
(c) The authorization of any proposed alteration or amendment of this Declaration of Trust as provided in Article VI, Section 4.

Voting Power and Meetings
Meetings of the Beneficiaries may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Beneficiaries as herein provided or for any other purpose.

Notice of any meeting of the beneficiaries shall be given by the Trustees at least ten (10) days before such meeting by mailing postage prepaid, a written or printed notice thereof stating the time, place and purpose of the meeting to each beneficiary at his address as the same appears upon the books of the Trust.

Each beneficiary of record shall be entitled at any such meeting to one vote, either in person or by lawful proxy in writing filed with the Trustees, for each share of the Trust standing on its books in his name. At any meeting of the beneficiaries a quorum for the transaction of business shall consist of holders of a majority of the shares of the Trust then outstanding present in person or by proxy; provided that a lesser number may make reasonable adjournments of such meeting until a quorum is obtained. If the Trustees shall fail or refuse to call or give notice of any meeting provided for above for a period of thirty (30) days after request in writing made by beneficiaries holding an aggregate of at least ten per cent (10%) of the shares of the Trust then outstanding, then beneficiaries holding a like percentage of such shares may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

At each meeting of the beneficiaries, the Trustees shall appoint one of their number or one of the beneficiaries to preside thereat. The Trustees shall appoint a Clerk for each such meeting, who shall be duly sworn to the faithful discharge of his duties, to keep the minutes of such meeting, which minutes shall be signed and attested by him and filed with the records of the Trust.

Right to Dividends
Section 2. The beneficiaries shall be entitled to receive pro rata annually or oftener dividends in cash or additional shares of the Trust equal approximately to the net income of the Trust. Such distributions may be made even though the capital of the Trust may be impaired at the time of distribution.

In addition, the Trustees may make further distributions among the beneficiaries in cash or shares out of any available net assets of the Trust, provided however, that any distributions made from any source other than earnings shall be accompanied by a statement in writing advising beneficiaries of the source of funds so distributed together with a basis of calculation. In the case of a distribution payable in cash or stock, at the election of any of the shareholders, the Trustees may prescribe whether a beneficiary failing to express his election before a given time, shall be deemed to have elected to take shares rather than cash, or to take cash rather than shares, or to take shares with cash adjustments for fractions.

Definition of "Net Income"
Section 3. The term "net income" is hereby defined as the gross earnings of the Trust, excluding gains on sales of securities and stock dividends received, less the expenses of the Trust. The expenses shall include (1) taxes attributable to the income of the Trust exclusive of gains on sales, (2) the compensation of the Trustees, and (3) other charges properly deductible for the maintenance and administration of the Trust; but there shall not be deducted from gross or net income any losses on securities, realized or unrealized. The Trustees shall otherwise have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the beneficiaries.

Right to Sell Shares to Trust
Section 4. The holders of the shares of the Trust shall be entitled at any time to sell, and the Trust shall be obligated to buy, their shares at the net asset value thereof in effect at the time the sale is made less any liquidating charge that may be imposed by the Trustees in their discretion from time to time, which charge, if imposed, shall be at a rate determined by the Trustees not exceeding one per cent (1%) of such net asset value, upon surrender of the certificate or certificates representing the same to the Trustees properly endorsed for transfer together with a request that the Trustees purchase the same at the liquidating value thereof in the manner herein provided and pay the same to the beneficiary in exchange for the shares so surrendered. Any such liquidating charge shall be retained as a part of the Trust Property. The Trustees shall be entitled to pay for the shares so surrendered out of any funds of the Trust or to sell such of the Trust Property as may be necessary for such purpose.

For the protection of the remaining beneficiaries the Trustees reserve the right (1) to demand not more than seven (7) days' written notice of the request to purchase such shares at such liquidating value, which period may be extended by the Trustees for such time (a) during which the New York Stock Exchange may at any time be closed for business other than the customary weekend and holiday closing or open upon a restricted basis;
(b) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable, or it is not reasonably practical for the Trust fairly to determine the value of its net assets; or (c) during such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Trust, and (2) to deliver assets in whole or in part in kind in lieu of cash, all under such reasonable rules and regulations as may be determined by the Trustees from time to time.

Shares tendered for repurchase which are received by the Trust at or before the close of the New York Stock Exchange on a day, other than Saturday, on which the Exchange is open will be purchased on the basis of the net asset value determined as of the close of the Exchange that day; but if the day of deposit is not such a day or if the deposit is made after the close of the Exchange on such a day, the repurchase price will be based on the net asset value determined as of the close of the Exchange on the next day, other than Saturday, on which it is open. Payments for shares so deposited shall be made by the Trust to the beneficiary of record within seven days after the date upon which the shares are deposited. In case of a suspension of determination of asset value, the right of redemption will also be suspended and the beneficiary may either withdraw his certificate from deposit or receive payment of the net asset value determined as of the close of business on the first full day, after the suspension, upon which such Exchange is open.

Determination of Asset Value
Section 5. For all purposes under this Indenture the asset value shall be determined by or under authority of the Trustees as of the close of the New York Stock Exchange on each business day upon which such Exchange is open for unrestricted trading, such asset value to become effective as of the date and time as of which it is computed and shall remain in effect until a new asset value shall be determined and become effective.

Such asset value shall be determined in the following manner:

(1)(a) Any security (except a security deemed restricted as to public resale) listed or traded on a national securities exchange which is deemed by the Trustees to be the primary market for such security (the "primary market exchange") shall be valued at the price of the last quoted sale on the primary market exchange for that day prior to the close of the New York Stock Exchange if such sale price is readily available, or, in the absence of any sale on the primary market exchange on that day or if the last quoted sale price is not readily available, then at the bid price last quoted prior to the close of the New York Stock Exchange if market quotations are readily available; otherwise at the fair value thereof as determined by the Trustees;

(b) Any other security (except a security deemed restricted as to public resale) shall be valued at the bid price for that day last quoted prior to the close of the New York Stock Exchange if there are market quotations readily available, or in the absence of said market quotations, then at the fair value thereof as determined by the Trustees;

(c) All other assets of the Trust, including any securities deemed restricted as to public resale, shall be valued at the fair value thereof as determined by the Trustees.

(2) From the total value of the Trust Property as so determined shall be deducted the liabilities of the Trust, including borrowings from banks, accounts payable for investments purchased, and for shares of the Trust tendered for redemption and not redeemed which are to be stated at amounts payable therefor, reserves for taxes, Trustees' compensation and such other expenses and liabilities of the Trust as may be determined by the Trustees to be accruing liabilities. For the purpose of determining such asset value in the case of repurchase there may also be deducted a reserve estimated by the Trustees to be reasonable for such taxes and expenses as would be then or thereafter incurred by the Trust if the Trust had sold all of its assets at the liquidating value thereof at the time of such determination.

(3) The resulting amount shall represent the asset value of the Trust Property and shall be divided by the number of shares of the Trust then outstanding, exclusive of any shares of the Trust held in its Treasury, to determine the net asset value per share. The asset value of the Trust property and shares as so determined shall be final and conclusive.

During periods, when, in the opinion of the Trustees, an emergency exists or violent changes in securities prices are taking place, the Trustees may adopt such other method or methods of appraising the value of the assets of the Trust as they shall reasonably deem in the best interest of all beneficiaries of the Trust.

Reports to Beneficiaries
Section 6. The Trustees shall keep accurate books of accounts and shall make reports to the beneficiaries at least semiannually, such reports to contain a list of the investments of the Trust and a balance sheet and income statement for the period covered thereby in such detail as the Trustees shall deem proper. For the purpose of such reports the Trustees shall have the financial statements audited and certified by an independent public accountant and all lists of investments, copies of which are included in such reports, shall be certified by the Custodian. The reports will show the aggregate dollar amount of purchases and sales of investment securities, a statement of the aggregate remuneration paid by the Trust to the Trustees and in addition a statement of all amounts paid to any firm, corporation, bank or trust company having a partner, officer or director who is also a Trustee of the Trust.

Record Date
Section 7. The Trustees may fix a date not exceeding forty (40) days preceding the date of any meeting of beneficiaries, any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the beneficiaries entitled to notice of and to vote at such meeting, or entitled to receive such dividend or rights.

ARTICLE V

ELECTION, TERM OF OFFICE
POWERS AND DUTIES OF TRUSTEES
Election
Section 1. The Trustees named herein shall serve until the first annual meeting of the Beneficiaries or until the election and qualification of their successors. The Beneficiaries may at a special meeting called for the purpose at any time elect Trustees in addition to those previously elected. The vote of Beneficiaries holding an aggregate of the majority of the shares of the Trust represented at such a meeting at which a quorum is present shall be necessary for the election of Trustees.

Resignations
Any Trustee hereunder may resign his Trust by written instrument signed by him and deposited with the remaining Trustee or Trustees. Any vacancy occurring in the number of the Trustees from any cause whatsoever, whether by reason of the death, resignation or disability of any Trustee or Trustees, may be filled by the beneficiaries at a meeting called for that purpose in the same manner provided for in the case of the election of Trustees; provided, however, that until action by the beneficiaries, the remaining Trustee or Trustees shall have the power to fill any such vacancy by an instrument in writing deposited with said Trustee or Trustees, but a meeting of beneficiaries shall be called forthwith and held as promptly as possible and in any event within sixty (60) days to ratify such appointment if a majority of the then existing Trustees have been so appointed since the last election by the beneficiaries. Anything herein to the contrary notwithstanding, any vacancy or vacancies which reduce the number of the Trustees below three (3) shall be filled by the beneficiaries or the remaining Trustee or Trustees within six (6) months of the creation thereof.

Title of Successors
The title to the Trust Property shall vest in any Trustee or Trustees elected or appointed as above provided after written acceptance of such election or appointment by him or them, without any further act, and he or they shall thereupon have the same powers. duties and exemptions as though originally named as Trustee herein. Such written acceptances shall be filed with the records of the Trust, and any certificate signed by a majority of the Trustees as to who are or were Trustees at any time shall be conclusive and binding for all purposes.

Vacancies
During any vacancy the remaining Trustee or a majority of the remaining Trustees may exercise any and all of the powers of the Trustees hereunder. The determination of a vacancy or vacancies in the number of Trustees by reason of death, resignation or disability when made by the remaining Trustee or Trustees and set forth in any instrument filling such vacancy or vacancies shall be final and conclusive for all purposes.

Delegation of Authority
Any Trustee may by power of attorney delegate his powers for a period not exceeding six (6) months at any one time to any other Trustee or Trustees hereunder, provided that in no case shall less than a majority of the Trustees personally exercise their powers hereunder except as herein otherwise expressly provided. Any instrument executed under the provisions of this section may be deposited with a custodian duly appointed for the Trust Property and the depositing in such manner shall have the same force and effect as the deposit with the Trustee or Trustees hereinbefore provided.

No Direct Sales or Purchases of Securities Between Trust and Trustees

Section 2.
No Trustee shall directly or indirectly purchase or sell any securities or other property from or to the Trust other than shares of the Trust. Anything herein to the contrary notwithstanding, any Trustee or any organization with which any Trustee may be associated may act as broker for the Trust but not as principal in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

No Loans to Trustees or Distributor

Section 3. No Trustee or general distributor of the shares of the Trust or any officer or director of such distributor shall directly or indirectly borrow any money or other property from the Trust.

Investment Powers and Restrictions

Section 4. The Trustees shall have full power and authority to buy and invest the funds in their hands in bonds, stocks, voting trust certificates, notes, certificates of indebtedness, acceptances, certificates of interest, call loans, commercial paper and any negotiable instruments however named or described, except as specifically limited in this Section

4. The Trustees shall not in any wise be bound or limited by any present or future law or custom in regard to trust investments but shall have full authority and power to make any and all investments within the above limitations which they in their uncontrolled discretion may deem proper to accomplish the purposes of the Trust, including, without implied limitation, investments in securities of investment companies and investment trusts to the extent permitted herein; and the Trustees' right to receive compensation hereunder shall not be diminished by the making of any such investments.

The Trustees shall not purchase the securities of any one issuer if such purchase at the time thereof would cause more than five percent (5%) of the Trust Property to be invested in the securities of any one issuer; but this restriction shall not apply to obligations of the government of the United States of America or to obligations of any corporation organized under a general Act of Congress if such corporation is an instrumentality of the United States. The Trustees shall not purchase the securities of any issuer if such purchase at the time thereof would cause more than ten percent (10%) of any class of securities of such issuer (as disclosed by the last available financial statement of such issuer) to be held by the Trust. The Trustees shall not invest in any corporation or association for the purpose of exercising control of management.

The Trustees shall not invest in or retain in the portfolio of the Trust the securities of any issuer in which the combined holdings of the Trustees individually are more than 1/2 of 1% of the outstanding shares of securities of such issuer; nor shall the Trustees invest in the securities of any issuer that together with any predecessor thereof has been in continuous operation for less than three years; nor shall the Trustees engage in any operations for the account of the Trust generally or technically known as short sales or marginal transactions, provided that such limitation shall not prevent any sale of securities by the Trust where the Trust owns at the time of such sale securities equivalent in kind and amount to those sold or where the Trust owns at the time of such sale securities convertible into securities equivalent in kind and amount to those sold. The Trustees shall not engage in buying or selling for the Trust any commodities or commodities contracts or any real estate, provided, however, that the Trustees may, to the extent otherwise permitted herein, invest in securities of organizations which deal in commodities or real estate and in securities secured by interests in real estate. The Trustees shall not engage. in buying or selling for the account of the Trust so-called puts, calls, straddles or spreads.

The Trustees shall not invest in securities of any other open-end investment company. The Trustees shall not invest in the securities issued by other investment trusts or investment companies except by purchases in the open market from which (so far as is known to the Trustees) no commission or profit results to a distributor or dealer other than the customary broker's commission. Nothing contained in this paragraph shall prevent any purchase for the purpose of effecting a merger, consolidation, or other acquisition of assets.

The Trustees shall also have full power and authority to sell or otherwise dispose of free and clear from any of the provisions of this Trust and from any of the liens created hereby all such investments and to invest the proceeds or any part thereof with continuing powers to so invest and reinstate during the continuance of the Trust.

All Property Held by Custodian

Section 5. All securities, cash and other property owned by the Trust shall be held by a Custodian which shall be a bank or trust company in good standing and having a capital, surplus and undivided profits of at least $5,000,000 and doing business in the United States of America. For purposes of this paragraph, securities owned by the Trust shall be deemed "held by a Custodian" if such securities are deposited by the Trust's Custodian in a system for the central handling of securities in a manner consistent with the applicable Federal securities laws and the rules and regulations thereunder. The Custodian shall be employed under a Custodian's Agreement in substantially the form of the agreement between the Trustees and The Merchants National Bank of Boston, dated March 1, 1950, a copy of which is on file with the Commissioner of Corporations and Taxation of the Commonwealth of Massachusetts provided that the form thereof may be amended or modified with the approval of holders of a majority of the shares either in writing or by vote at a meeting called for the purpose, and further provided that a change in the bank or trust company acting as Custodian at any time shall not be deemed to be such an amendment or modification.

Section 6. Without limiting the generality of any other power or authority herein granted to the Trustees, they shall have full power and authority to do any of the following acts:

Power to Pay Taxes
(a) To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Trust Property or any part thereof, or imposed individually or jointly upon any of the Trustees hereunder by reason of the Trust Property or the income or profits thereof, such payment to be out of the Trust Property available for that purpose.

Power to Make Distributions
(b) To make distribution of income and of available net assets to the beneficiaries in the manner designated in Article IV, Section 2, hereof.

Borrowing Power
(c) To borrow money from banks for the purposes of this Trust if in the opinion of the Trustees such borrowing may be advantageously made to increase the earning power of the Trust but only up to twenty-five per cent (25%) of the gross assets of the Trust taken at cost at the time the borrowings are made. The Trustees may also borrow from banks if such borrowings are made temporarily for extraordinary or emergency purposes but only to an amount that the aggregate of all bank borrowings of the Trust shall not exceed thirty per cent (30%) of such gross assets. Such borrowings may be made with or without collateral security and, the Trustees may, in their discretion, pledge, mortgage, charge or hypothecate or otherwise encumber the gross assets of the Trust as security for any loan or loans; provided however, that no loan shall be made which when added to the amount of the then outstanding loans, except those to be paid or refunded therefrom, shall cause the aggregate amount of such loans to exceed thirty per cent (30%) of the gross assets of the Trust taken at cost at the time of the loan, and provided further that the Trustees shall have no power so to pledge, mortgage, charge or hypothecate or otherwise encumber the gross assets of the Trust without a written consent of the holders of not less than two-thirds of the issued Trust certificates.

Owner to Sell, Convey and Deal with Trust Property
(d) In all matters and respects to sell, convey and generally to deal with the Trust Property and to manage and conduct the Trust hereby created (including the giving or furnishing of proxies for voting at meetings in respect of any shares of stock, bonds or other securities at any time included in the Trust Property) as fully as if the Trustees were the absolute owners thereof, and to execute any and all instruments and to do any and all things incidental to said Trust not inconsistent with the provisions hereof, the execution or performance of which the Trustees may deem expedient.

To Employ Custodian
(e) To employ such custodian or custodians for the safekeeping of the Trust Property, such dividend disbursing agent or agents, and such transfer agent or transfer agents and registrar or registrars for the shares of the Trust, and to make and perform such contracts for the aforesaid purposes as in their opinion may be reasonable, necessary, or proper for the conduct of the affairs of the Trust, and to pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents and registrars out of the Trust Property. The Trustees may, notwithstanding any other provisions herein, cause any or all of the Trust Property to be transferred or to be acquired or held in the name of the custodian or in the name of any nominee or nominees of the Trustees or nominee or nominees of the custodian satisfactory to the Trustees.

To Appoint Distributor
(f) To appoint a distributor or distributors and/or an agent or agents for the sale of the shares of the Trust and to allow such distributor or distributors and/or agent or agents a commission or discount upon the sale of such shares not to exceed eight per cent (8%) of the selling price thereof, and to enter into such contract or contracts with such distributor or distributors and/or agent or agents as the Trustees may in their discretion deem reasonable and proper. Any such contract for the sale or distribution of the shares of this Trust may be made with any Trustee or any beneficiary or any firm or corporation in which any Trustee or beneficiary is interested, and in the absence of any such contract the commission hereinabove provided may be paid to any Trustee or beneficiary or any firm or corporation in which any Trustee or beneficiary is interested effecting any such sale. Such distributor shall purchase shares from the Trust only as principal against orders therefor and from anyone else only as agent of the Trust and neither the Trustees nor the distributor nor any of the officers or directors of the distributor shall take "long" or "short" positions in purchasing or selling such shares.

To Employ Accountants, Auditors and Legal Counsel
(g) To employ accountants and auditors and legal counsel when deemed necessary or proper for the purposes of the Trust and to pay their compensation and expenses out of the Trust Property.

To Incur Other Expenses
(h) To incur and pay out of the Trust Property such expenses and liabilities, including without implied limitation bookkeeping expenses, not herein otherwise expressly provided, as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust.

To Establish Fiscal Year
(i) To establish a fiscal year and from time to time change and alter the same.

Trustees to Hold Legal Title
Section 7. The Trustees shall hold legal title to and have absolute and exclusive control and management of all property at any time belonging to the Trust subject only to the specific limitations herein contained. The naming of any special duties and powers herein shall not be construed as limiting the general powers conferred upon the Trustees and each of the powers herein named shall be deemed separate and distinct powers.

Signatures and Action by Trustees
Section 8. The Trustees may authorize any one or more of their number to sign, execute, acknowledge and deliver any note, deed, certificate or other instrument in the name or on behalf of the Trust and upon such authorization such signature, acknowledgment or delivery shall have full force and effect as the act of all of the Trustees. The Trustees may select from their own number a chairman and such other officers as the Trustees shall from time to time designate, such chairman and officers to have such powers as the Trustees may from time to time determine. The Trustees may act with or without a meeting and the action of a majority of the Trustees for the time being either at a meeting or evidenced by a writing signed by such majority shall be valid and binding as the action of the Trustees.

Trustees' Compensation
Section 9. As compensation for their services the Trustees shall be entitled to receive as an aggregate fee, within ten (10) days after the close of each quarter year, a sum equal to one-eighth of one per cent (1/8 of 1%) of the principal of the Trust at the close of such quarter. The principal of the Trust for this purpose shall be taken as the total value of the Trust Property less all liabilities, except borrowings from banks and accrued Trustees' fees, valued as provided in Article IV, Section 5.

Such compensation shall cover the personal services of the Trustees to the Trust, and, in addition, the Trustees shall for such compensation furnish and pay for (1) all research and statistical services to the Trust, and (2) such office space as the Trust may require. The Trustees, however, shall not be obligated to pay for any charges or liabilities herein authorized to be charged directly against the Trust Property.

Liability of Third Persons Dealing with Trustees
Section 10. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or be made liable for the application of money or property paid, loaned or delivered. Every note, bond, contract, instrument, certificate, share, or undertaking and every other act or thing whatsoever executed or done by the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate, share, or undertaking made or issued by the Trustees shall recite that the same was executed or made by them as Trustee or Trustees and not individually and that the obligations of such instrument are not binding only upon the Trust Property, and may contain such further recital as he or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees individually.

Liability of Trustees
Section 11. Provided the Trustees have exercised reasonable care in their selection, they shall not be responsible or liable in any event for any neglect or wrongdoing of their agents or employees nor shall any Trustee be responsible for the act or omission to act of any other Trustee, provided further that nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE VI
MISCELLANEOUS

Power to Sell Trust
Section 1. Without limiting any of the powers or authorities hereinbefore set forth, the Trustees shall have the power and authority when authorized by the affirmative vote of the holders of a majority of the shares of the Trust then outstanding to sell all of the Trust Property as a whole to any person, firm, association, trust, or corporation for such price in cash and/or securities of any such persons, firms, association, trust or corporation, and upon such terms and conditions as the Trustees may deem proper; and thereupon this Trust shall terminate.

Indemnity
Section 2. Each person who is or has been a Trustee or beneficiary of the Trust shall be indemnified by the Trust against expenses reasonably incurred by him in connection with any claim or in connection with any action, suit or proceeding to which he may be a party, by reason of his being or having been a Trustee or beneficiary of the Trust. The term expenses includes amounts paid in satisfaction of judgments or in settlement other than amounts paid to the Trust itself. Except as hereinafter provided the Trust shall not, however, indemnify such Trustee or beneficiary if there is a claim of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, unless there is an adjudication of freedom from such charges. In the case of settlement or in the case of an adjudication in which the existence of such aforesaid charges if not established, the Trustees shall, prior to authorizing reimbursement for any such settlement or adjudication, determine that the Trustee or beneficiary is not liable to the Trust or its beneficiaries for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In making such determination the Trustees may be guided, in their discretion, by an opinion of counsel. Such determination by the Trustees, however, shall not prevent a beneficiary from challenging such indemnification by appropriate legal proceedings. The foregoing right of indemnification shall be in addition to any other rights to which any such Trustee or beneficiary may be entitled as a matter of law.

Termination of Trust
Section 3. The Trust shall have perpetual existence, provided, however, that the Trust may be terminated at any time by the unanimous vote of the Trustees or by a vote or assent representing not less than two-thirds of the outstanding beneficial interests thereof.

Upon the termination of this Trust either by expiration or otherwise the Trustees shall make provision for the payment of the expenses and liabilities of the Trust and of the Trustees and upon the surrender of the certificates representing the shares of this Trust then outstanding distribute the remaining assets, or sell and dispose of all or any part thereof and distribute the net proceeds thereof in cash and/or securities among the holders of such shares in proportion to their holdings and thereupon the Trustees shall be discharged from all further obligation hereunder. The distributive share of any beneficiary not so surrendering his certificate or certificates may be deposited by the Trustees with any bank or trust company having an office in Boston, Massachusetts, with authority to such depository to make delivery thereof to such beneficiary upon surrender to the depository for the account of the Trustees of such certificate or certificates as above provided, and such deposit shall be deemed to be full payment of such distributive share.

Amendment of Trust
Section 4. This Declaration of Trust may be altered or amended at any time by an instrument in writing signed by all of the then Trustees when authorized so to do by the written consent of the holders of two-thirds of the shares then outstanding, said instrument in writing to certify that such authority or assent has been obtained and to state when such alteration or amendment shall become effective.

A copy of any alteration or amendment of this Declaration of Trust shall be filed with the Commissioner of Corporations and Taxation of The Commonwealth of Massachusetts within thirty (30) days after its execution or effective date.

Section 5. The Trustees shall covenant to open the records of the Trust to the inspection of the Commissioner of Corporations of the State of California at all times and to such other officials of such other states as the Trustees shall from time to time determine.

IN WITNESS WHEREOF, Hollis P. Nichols, Richard W. Burgevin and
Dexter Newton have hereunto set their hands and seals, for themselves and their assigns, as of the day and year first above written.

                                                 /s/  Hollis P. Nichols
                                                       Hollis P. Nichols

                                                 /s/  Richard W. Burgevin
                                                       Richard W. Burgevin

                                                 /s/  Dexter Newton
                                                       Dexter Newton






COMMONWEALTH OF MASSACHUSETTS
SUFFOLK, ss.                                             Boston, March 1, 1950

         Then personally appeared the above named Hollis P. Nichols, Richard W. Burgevin and Dexter Newton, and acknowledged the foregoing instrument to be their free act and deed, before me


                                                  /s/    Freda M. Lothman
                                                           Notary Public

                                                          Freda M. Lothman
                                                  Comm. exp. April 21, 1950

(Notary Seal)


TRADOCS: 1044031.1 (mdkv01!.doc)